Exhibit 99.1

Verano Announces the Opening of MÜV Lake City, the Company’s 62nd Florida Location

and 120th Retail Location Nationwide

●	MÜV Lake City is located at 2938 W US Highway 90, a busy thoroughfare with an average daily traffic count of 32,000 vehicles[1]
●	In 2022, Verano has opened 21 new MÜV locations in Florida, underscoring the Company’s continued retail expansion across the state
●	Verano’s active operations span 13 states, comprised of 120 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, December 21, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Lake City on Friday, December 23rd, the Company’s 62nd Florida dispensary and 120th retail location nationwide. MÜV Lake City, located at 2938 W US Highway 90, is open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

According to Florida’s Office of Medical Marijuana Use, there are currently over 776,000 qualified medical cannabis patients in the state. Florida medical cannabis sales are projected to potentially reach $2.5 billion by 2026, as reported by MJBiz Factbook 2022.

“Opening MÜV Lake City, our first medical cannabis dispensary in Columbia County, adds another convenient location for our valued patients across northern Florida,” said John Tipton, President of Verano. “We’re excited to add MÜV Lake City to our growing Florida retail footprint and introduce our dedicated team of compassionate cannabis advisors and premium medical cannabis offerings to patients across the region.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower, Encore edibles, and Savvy flower and extracts. The Company also offers one-on-one virtual and in-store consultations at no cost to the patient and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels..

1 Florida Department of Transportation

For more information about MÜV Lake City medical cannabis dispensary, visit muvfl.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, BITS™, Encore™, MŪV™ and Savvy™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MŪV™, delivering a superior cannabis shopping experience in both medical and adult use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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